REVISED 9/1/06


                                                     Exhibit (n) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K


                             CLASS B SHARES EXHIBIT

                                       TO

                              MULTIPLE CLASS PLAN

1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class B Shares will consist of sales by financial intermediaries in consideration of the payment of an advance commission paid by the principal underwriter. Financial intermediaries may perform shareholder services and receive a shareholder service fee for their services. In consideration of advancing commissions and the provision of shareholder services, the principal underwriter will receive the contingent deferred sales charges paid upon redemption of Class B Shares, shareholder service fee sand fees under a 12b-1 plan. In connection with this basic arrangement, Class B Shares will bear the following fees and expenses:

FEES AND EXPENSES           MAXIMUM AMOUNT ALLOCATED CLASS B SHARES
SALES LOAD                  None
CONTINGENT DEFERRED SALES   Up to 5.5% of the share price at the time of r
CHARGE ("CDSC")             purchase or redemption, whichever is lower
SHAREHOLDER SERVICE FEE     Up to 25 basis points (0.25%) of the average daily
                            net asset value
12B-1 FEE                   Up to 75 basis points (0.75%) of the average daily
                            net asset value
REDEMPTION FEE              As set forth in the attached Schedule
OTHER EXPENSES              Itemized expenses incurred by the Fund with respect
                            to holders of Class B Shares as described in Section
                            3 of the Plan


2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class B Shares have the following conversion rights and exchange privileges at the election of the shareholder:

CONVERSION RIGHTS: After Class B Shares have been held for eight years from the date of purchase, they will automatically convert into Class A Shares on or about the last day of the following month

EXCHANGE PRIVILEGE: Class B Shares may be exchanged for Class B Shares of any other Fund.

In any conversion or exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.







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                                                                  REVISED 9/1/06




3. EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 6c-10 and 22d-1 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in contingent deferred sales charges payable upon redemption are as follows:

   (A)BASIC CDSC SCHEDULE

--------------------------------------------------
|SHARES HELD UP TO: TO:|HAVE A CDSC OF:          |
--------------------------------------------------
|        1 year        |         5.50 %          |
--------------------------------------------------
|       2 years        |         4.75 %          |
--------------------------------------------------
|       3 years        |         4.00 %          |
--------------------------------------------------
|       4 years        |         3.00 %          |
--------------------------------------------------
|       5 years        |         2.00 %          |
--------------------------------------------------
|       6 years        |         1.00 %          |
--------------------------------------------------
|       7 years        |         0.00 %          |
--------------------------------------------------
|       8 years        |Convert to Class A Shares|
--------------------------------------------------


   (B)WAIVER OF CDSC

   Contingent upon notification to the Fund's principal underwriter or transfer agent, no CDSC will be imposed on redemptions:



* following the death of the last surviving shareholder or post-purchase disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986;

* representing minimum required distributions from an Individual Retirement Account or other retirement plan to a shareholder who has attained the age of 70 1/2;

* of Shares that were reinvested within 120 days of a previous redemption;

* of Shares held by the Directors, Trustees, employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;

* of Shares originally purchased through a financial intermediary that did not receive an advance commission on the purchase;

*     of shares purchased with reinvested dividends or capital gains;

* imposed by the Fund when it closes an account for not meeting minimum balance requirements; and

* of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period.

   (C) SYSTEMATIC WITHDRAWAL PROGRAM

   Contingent upon notification to the principal underwriter or the Fund's transfer agent, no CDSC will be imposed on redemptions that are qualifying redemptions of Class B Shares under a Systematic Withdrawal Program as described in the applicable prospectus and statement of additional information.



4. REDEMPTION FEE

   For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class B Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

   A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class B Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the "Code"), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; and (ii) redemptions or exchanges involving Class B Shares held in plans administered as college savings programs under Section 529 of the Code.







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                                                                  REVISED 9/1/06




                               SCHEDULE OF FUNDS

                            OFFERING CLASS B SHARES



The Funds set forth on this Schedule each offer Class B Shares on the terms set forth in the Class B Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

CLASS B SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

      MULTIPLE CLASS COMPANY                       SERIES                12B-1                    REDEMPTION FEE
                                                                          FEE
Federated American Leaders Fund,                                         0.75%                         None
Inc.
Federated Equity Funds              Federated Capital Appreciation Fund  0.75%                         None
                                    Federated Kaufmann Fund              0.75%                         None
                                    Federated Kaufmann Small Cap Fund    0.75%                         None
                                    Federated Large Cap Growth Fund      0.75%                         None
                                    Federated Market Opportunity Fund    0.75%                         None
                                    Federated Mid-Cap Growth Strategies  0.75%                         None
                                    Fund
                                    Federated Technology Fund            0.75%                         None
Federated Equity Income Fund, Inc.                                       0.75%                         None
Federated Fixed Income Securities,  Federated Strategic Income Fund      0.75%                         None
Inc.
Federated Government Income                                              0.75%                         None
Securities, Inc.
Federated High Income Bond Fund,                                         0.75%                       2% on shares
Inc.                                                                                                 redeemed or exchanged
                                                                                                     within 90 days of
                                                                                                     purchase
Federated Income Securities Trust   Federated Capital Income Fund        0.75%                         None
                                    Federated Fund for U.S. Government   0.75%                         None
                                    Securities
                                    Federated Muni and Stock Advantage   0.75%                         None
                                    Fund

                                                                  REVISED 9/1/06

        MULTIPLE CLASS COMPANY                        SERIES                12B-1                  REDEMPTION FEE
                                                                             FEE
Federated International Series, Inc.   Federated International Bond Fund    0.75%                       None
                                       Federated International Equity Fund  0.75%                 2% on shares redeemed or
                                                                                                  exchanged within 30
                                                                                                  days of purchase
Federated Investment Series Funds,     Federated Bond Fund                  0.75%                       None
Inc.
Federated Managed Allocation           Federated Balanced Allocation Fund   0.75%                       None
Portfolios
Federated Municipal High Yield                                              0.75%                       None
Advantage Fund, Inc.
Federated Municipal Securities Fund,                                        0.75%                       None
Inc.
Federated Municipal Securities Income  Federated California Municipal       0.75%                       None
Trust                                  Income Fund
                                       Federated Municipal High Yield       0.75%                       None
                                       Advantage Fund
                                       Federated New York Municipal Income  0.75%                       None
                                       Fund
                                       Federated Pennsylvania Municipal     0.75%                       None
                                       Income Fund
Federated Stock and Bond Fund, Inc.                                         0.75%                       None
Federated Total Return Series, Inc.    Federated Total Return Bond Fund     0.75%                       None
Federated World Investment Series,     Federated International Capital      0.75%                 2% on shares redeemed or exchanged
Inc.                                   Appreciation Fund                                          within 30 days of purchase
                                       Federated International High Income  0.75%                       None
                                       Fund

                                                                  REVISED 9/1/06

  MULTIPLE CLASS COMPANY                   SERIES                 12B-1                      REDEMPTION FEE
                                                                   FEE
                           Federated International Small Company  0.75%                      2% on shares redeemed or exchanged f
                           Fund                                                              within 30 days of purchase
                           Federated International Value Fund     0.75%                      2% on shares redeemed or exchanged
                                                                                             within 30 days of purchase
Money Market Obligations   Liberty U.S. Government Money Market   0.75%                           None
Trust                      Trust